                                                       (as amended and restated
                                                          to January 1, 1998)

                         SARATOGA SPRING WATER COMPANY
                             1993 STOCK OPTION PLAN


         1. Purpose. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees and consultants of the Company, to attract and retain new executive personnel, key employees and consultants and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. The criteria to be utilized by the Committee in granting awards pursuant to the Plan will be consistent with these purposes. An additional purpose of the Plan is to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's stockholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, or Stock Appreciation Rights.

         2. Definitions. For purposes of this Plan:

               a. "Agreement" means the written agreement evidencing the grant of an Option and Stock Appreciation Rights, if applicable, and setting forth the terms and conditions thereof.

               b. "Board" means the Board of Directors of the Company.

               c. "Cause" means, unless otherwise defined in the particular Agreement evidencing the grant of an Option (i) the willful neglect or refusal to perform the Optionee's duties or responsibilities or the willful taking of actions which materially impair the Optionee's ability to perform the Optionee's duties or responsibilities which continues after being brought to the attention of the Optionee (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness) or (ii) the willful act or failure to act by the Optionee which is materially injurious to the Company which is brought to the attention of the Optionee in writing nor more than thirty (30) days from the date of its discovery by the Company or the Board.

               d. "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

               e. "Change in Control" means one of the following events:

                             i. any "person" (as defined in Section (d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
         Act) of securities representing more than 50% of the combined voting power of the Company; or (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 2(e)(i), 2(e)(iii) or 2(e)(iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for a reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger other than (x) a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination which the ownership of any trustee or ocher fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of all classes of stock of the Company or such surviving entity outstanding immediately after such merger or (y) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or a sale of all or substantially all of the assets of the Company.

               f. "Code" means the Internal Revenue Code of 1986, as amended.

               g. "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein; provided that, the composition of such committee shall at all times satisfy the provisions of Rule 16b-3.

               h. "Company" means Saratoga Spring Water Company, a Delaware corporation.

               i. "Disability" means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six
(6) months.

               j. "Eligible Person" means any employee, officer or member of the Board of, and consultants and advisors to, the Company, who has been designated by the Committee as eligible to receive Options or Stock Appreciation Rights subject to the conditions set forth herein.

               k. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               l. "Fair Market Value" per Share as of a particular date means the last reported sale price of the Shares regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Shares are not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market. If the Shares are not listed or admitted to trading on any national securities exchange, quoted on such National Market System or listed in any list of bid and asked prices in the over-the-counter market, "Fair Market Value" shall mean the value of the Shares as determined in good faith by the Board.

               m. "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

               n. "Non-Employee Director" means a member of the Board who is not an employee of the Company.

               o. "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

               p. "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

               q. "Optionee" means a person to whom an Option or Stock Appreciation Right has been granted under the Plan.

               r. "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

               s. "Plan" means the Saratoga Springs Mineral Water Company, Inc. 1993 Stock Option, as amended from time to time.

               t. "Public Offering" means the underwritten initial public offering of Shares by the Company.

               u. "Rule 16b-3" means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

               v. "Securities Act" means the Securities Act of 1933, as amended.

               w. "Shares" means shares of the Class A Common Stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

               x. "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of Shares as provided in Section 7 hereof.

               y. "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               z. "Ten-Percent Stockholder" means an Eligible Person, who, at the time an Incentive Stock Option is to be granted to such Eligible Person, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

         3. Administration.

               a. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, or Stock Appreciation Rights and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

               b. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                              i. to determine those Eligible Persons to whom
               Options shall be granted under the Plan and the number of Nonqualified Options, Stock Appreciation Rights and/or Incentive Stock Options to be granted to each Eligible Person and to prescribe the terms and conditions (which need not be identical) of each Option and Stock Appreciation Right, including the purchase price per Share of each Option;

                              ii. to construe and interpret the Plan and the
               Options and Stock Appreciation Rights granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Optionees, as the case may be;

                              iii. to determine the duration and purposes for
               leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

                              iv. generally, to exercise such powers and to
               perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4. Stock Subject to Plan.

               a. The maximum number of Shares that may be issued or transferred pursuant to Options or Stock Appreciation Rights is 616,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

               b. Whenever an outstanding Option or portion thereof expires, is canceled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the Shares allocable to the unexercised portion of such Option may again be the subject of Options and Stock Appreciation Rights hereunder.

         5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Options and Stock Appreciation Rights.

         6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

               a. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Compensation Committee and set forth in the Agreement; provided, that, the purchase price per Share under an Incentive Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted, or 110% of the Fair Market Value of a Share at the time the Option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder. To the extent that, as of the date of grant, the aggregate Fair Market Value of the Shares for which Incentive Stock Options become exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the portion of such Option which is in excess of the $100,000 limitation will be treated as a Nonqualified Stock Option.

               b. Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

               c. Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

               d. Vesting. Subject to Section 6(e) hereof, unless otherwise set forth in the Agreement, each Option shall become exercisable as to 33-1/3 percent of the Shares covered by the Option on the first anniversary of the date the Option was granted and as to an additional 33-1/3 percent of the Shares covered by the Option on each of the following two (2) anniversaries of such date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at the time of the grant of such Option or at any subsequent time.

               e. Accelerated Vesting. Notwithstanding the provisions of subsection (d) above, unless otherwise set forth in the Agreement, each Option granted to an Optionee shall become immediately exercisable in full upon the occurrence of a Change in Control.

               f. Termination of Employment /Service. In the event that an Optionee ceases employment with or service to the Company, any outstanding Options held by such Optionee shall, unless the Agreement evidencing such Option provides otherwise, terminate as follows:

                             i. If the Optionee's termination of employment or service is due to his death, Disability or retirement, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one (1) year following such termination, and shall thereafter terminate;

                             ii. If the Optionee's termination of employment or service is by the Company for Cause, the Option shall terminate on the date of the Optionee's termination of employment or service; and

                             iii. If the Optionee's termination of employment or service is for any other reason, the Option (to the extent exercisable at the time of the Optionee's termination of employment or service) shall be exercisable for a period of ninety (90) days following such termination, and shall thereafter terminate.

              Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the term of the Option.

               g. Method of Exercise. The exercise of an option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of whole Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by any other means that the Committee determines (including, but not limited to, a cashless exercise procedure established by the Company). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement, to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

               h. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     7. Stock Appreciation Rights. The Committee may, in its discretion in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

               a. Stock Appreciation Rights Related to an Option.

                              i. Time of Grant. A Stock Appreciation Right may
               be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the Option.

                              ii. Payment. A Stock Appreciation Right shall
               entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(a)(iv).

                              iii. Exercise. A Stock Appreciation Right shall
               be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

                              iv. Amount Payable. Upon the exercise of a Stock
               Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

                              v. Treatment of Related Options and Stock
               Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right, the related Option shall be automatically cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be automatically cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

               b. Method of Exercise. Stock Appreciation Rights shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

               c. Form of Payment. Payment of the amount determined under
Section 7(a)(iv), may be made solely in whole Shares in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 of the Exchange Act no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 7(a)(iv) to an officer of the Company who is subject to Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

         8. Loans.

               a. The Company may make loans to an Optionee in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

               b. No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option with respect to which the loans made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee with respect to the exercise of the Option reduced by
(iii) the aggregate par value of the Shares being acquired pursuant to exercise of the Option. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the Shares received pursuant to such exercise.

               c. No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable as the case may be, on a date no later than (i) one (1) year after termination of the Optionee's employment or service due to death, retirement or Disability, or (ii) the date of termination of the Optionee's employment or service for any reason other than death, retirement or Disability.

               d. Loans under the Plan may be satisfied by an Optionee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to part or all of the outstanding balance of such loan.

               e. A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After any repayment of a loan, pledged Shares no longer required as security may be released to the Optionee.

               f. Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

         9. Adjustment upon Changes in Capitalization.

               a. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan, the number and class of shares of stock as to which Options and Stock Appreciation Rights have been granted under the Plan, and the purchase price therefor, if applicable.

               b. Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

         10. Non-Employee Director Options. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 10 shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 10, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

               a. General. Non-Employee Directors shall receive Non-Qualified Stock Options in accordance with this Section 10. The purchase price per Share purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant; provided that, with respect to Options granted under Section 10(b) hereof, the Fair Market Value shall be the purchase price per Share pursuant to the Public Offering. No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

               b. Options Upon Public Offering. Upon the consumption of the Public Offering, each Non-Employee Director as of such date shall be granted automatically, without action by the Committee, an Option (the "IPO Option") to purchase 2,000 Shares.

               c. Grants to New Non-Employee Directors. Each Non-Employee Director who, after consummation of the Public Offering, is elected to the Board for the first time by the stockholders of the Company at any special or annual meeting of stockholders, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option (the "Initial Option") to purchase 2,000 Shares.

               d. Grants to Continuing Directors. On the date of each annual meeting of stockholders subsequent to January l, 1994, each continuing Non-Employee Director (i.e., a director not being elected by stockholders for the first time) will be granted automatically, without action by the Committee, an Option (the "Annual Option") to purchase 1,000 Shares.

               e. Vesting. Each IPO Option and each Initial Option shall be exercisable as to 33-l/3 percent of the Shares covered by the Option on the date each such Option is granted and as to an additional 33-l/3 percent of the Shares covered by each such Option on each of the following two anniversaries of such dates of grant. Each Annual Option shall be exercisable as to 50 percent of the Shares covered by the Annual Option on the date the Option is granted and as to an additional 50 percent of the Shares covered by such Option on the following anniversary of such date of grant. Notwithstanding the foregoing, each IPO Option, Initial Option and Annual Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Sections 6(d), 6(e) and 6(f) hereof shall not apply to Options granted to Non-Employee Directors.

               f. Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years and 1 day. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director shall expire upon the earlier of (i) three (3) months from the date of such cessation of Board membership or (ii) expiration of the term of the Option. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section.

         11. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee if and at the time any such report is distributed to the Company's stockholders. Upon request by any Optionee, the Company shall furnish to such Optionee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

         12. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options and Stock Appreciation Rights outstanding on such date, and no Options or Stock Appreciation Rights may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided that, except as provided in Section 9 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act or (b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Section 12 to the contrary, Section 10 shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder.

         Except as provided in Section 9 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

         13. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         14. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, notching in the Plan shall be construed to:

               a. give any person any right to be granted an Option or Stock Appreciation Right other than at the sole discretion of the Committee;



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               b. give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               c. limit in any way the right of the Company to terminate the employment or service of any person at any time; or

               d. be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

         15. Regulations and Other Approvals; Governing Law.

               a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

               b. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

               c. Any provisions of the Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

               d. Except as otherwise provided in Section 12, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

               e. Each Option and Stock Appreciation Right is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Stock Appreciation Right or the issuance of Shares, no Options or Stock Appreciation Rights shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

               f. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.


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         16. Miscellaneous.

               a. Multiple Agreements. The terms of each Option or Stock Appreciation Right may differ from other Options or Stock Appreciation Rights granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option or Stock Appreciation Right to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Stock Appreciation Rights previously granted to that Optionee. The grant of multiple Options or Stock Appreciation Rights may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

               b. Withholding of Taxes. The Company shall have the right to reduce from any payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Stock Appreciation Right. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option or Stock Appreciation Right, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.

               c. Designation of Beneficiary. Each Optionee may, with the consent of the Committee, designate a person or persons to receive in the event of such Optionee's death, any Option or Stock Appreciation Right or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of an Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options, Stock Appreciation Rights and/or amounts payable to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options, Stock Appreciation Rights and/or amounts payable to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         17. Effective Date. The effective date of the Plan is the date the Public Offering is consummated.


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